UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
October 30, 2008

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room B, Second Floor, M-10, Central (W.) Shenzhen High-Tech Park Shenzhen, People’s Republic of China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26012223
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 4, 2008, SinoHub, Inc. (the "Company"), issued a press release to announce that Charles T. Kimball, age 63, has been elected as a director of the Company effective October 30, 2008.  He will serve on the audit and compensation committees of the board of directors.

Mr. Kimball is currently the chief research consultant for Bosera Fund Management Co., Ltd., one of the first mutual fund companies established in China, where he advises senior management on best practices in asset management and investment research.  Kimball held a near 30-year career with JP Morgan and related entities, where among his roles, he served as head of international investments for the Multi-Markets Funds Group at JP Morgan Asset Management; head of investment research at Morgan Trust Bank in Tokyo; and equity analyst at Morgan Guaranty Trust, covering the electrical equipment and electronics industries, including electronic component distribution companies.

Kimball received a bachelor’s degree with honors in economics from Harvard University and an MBA from Stanford University Graduate School of Business.  He recently received a certificate in environmental economics, management and finance from the Center for Environment Research and Conservation (CERC) at Columbia University.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: November 4, 2008	By:	/s/ Tracy A. Edwards
Tracy A. Edwards
Chief Financial Officer